                       SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, DC 20549


                           AMENDMENT NO. 1 TO FORM 8-K

                                 CURRENT REPORT

         Pursuant to Section 13 or 15(d) of the Securities Exchange Act
                                     of 1934

         Date of Report (Date of earliest event reported): July 29, 1996


                           ANALYSIS & TECHNOLOGY, INC.

             (Exact name of registrant as specified in its charter)

          CONNECTICUT                       0-14161            95-2579365
(State or other jurisdiction of    (Commission File Number)  (IRS Employer
         incorporation)                                      Identification No.)


                              ROUTE 2, P.O. BOX 220
                       NORTH STONINGTON, CONNECTICUT 06359
               (Address of Principal Executive Offices) (Zip Code)

                                 (860) 599-3910
              (Registrant's telephone number, including area code)

                                       N/A

          (Former name or former address, if changed since last report)

                                EXPLANATORY NOTE

         This Amendment is being filed in accordance with and solely to provide the financial information required by (a)(4) and (b)(2) of Item 7.


Item 7.  Financial Statements and Exhibits.

         (a) In accordance with Item 7(a)(4) of Form 8-K, and because it was impracticable to provide the required financial statements for the acquired business at the time the Company's Current Report on Form 8-K dated July 29, 1996 was filed, the Audited Financial Statements for Vector Research Company, Inc. for the years ended October 31, 1995 and 1994 and Independent Auditors' Report and the Unaudited Balance Sheet and Statement of Earnings for the eight month period ended June 30, 1996 are being filed as part of this Amendment No.1 to Form 8-K on pages F-1 to F-12.

         (b) In accordance with Item 7(b)(2) of Form 8-K, and because it was impracticable to provide the required pro forma financial information relative to the acquired business at the time the Company's Current Report on Form 8-K dated July 29, 1996 was filed, the Unaudited Proforma Consolidated Statements of Income, Proforma Consolidated Balance Sheet, and Notes to Unaudited Proforma Consolidated Financial Statements are being filed as part of this Amendment No.1 to Form 8-K on pages F-13 to F-18.

         (c)  Exhibits.

         Exhibit No.                Document

             2 Stock Purchase Agreement (incorporated by reference to Exhibit 2 to the Registrant's Current Report on Form 8-K dated July 29, 1996 (Commission File No. 0-14161))

             20 Press Release of the Company dated July 29, 1996 (incorporated by reference to Exhibit 20 to the Registrant's Current Report on Form 8-K dated July 29, 1996 (Commission File No. 0-14161))

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this amendment to its report to be signed on its behalf by the undersigned hereunto duly authorized.

                                              ANALYSIS & TECHNOLOGY, INC.


Date: October 7, 1996                         By:  /s/ David M. Nolf
                                                   -----------------
                                                      David M. Nolf
                                                      Executive Vice President

(a) Financial Statements of Business Acquired

[DELOITTE & TOUCHE LLP Letterhead]

           PROPRIETARY
               and
           CONFIDENTIAL

VECTOR RESEARCH COMPANY, INC.

FINANCIAL STATEMENTS FOR THE YEARS ENDED
OCTOBER 31, 1995 AND 1994, AND
INDEPENDENT AUDITORS' REPORT

VECTOR RESEARCH COMPANY, INC.

TABLE OF CONTENTS

 PROPRIETARY
    AND
CONFIDENTIAL

                                                         PAGE

INDEPENDENT AUDITORS' REPORT                               1

FINANCIAL STATEMENTS FOR THE YEARS ENDED
   OCTOBER 31, 1995 AND 1994:

   Balance Sheets                                          2

   Statements of Earnings                                  3

   Statements of Stockholders' Equity                      4

   Statements of Cash Flows                                5

   Notes to Financial Statements                          6-8

[DELOITTE & TOUCHE LLP Letterhead]

         PROPRIETARY
            AND
        CONFIDENTIAL

INDEPENDENT AUDITORS' REPORT


To the Board of Directors and Stockholders
   Vector Research Company, Inc.:
Rockville, Maryland

We have audited the accompanying balance sheets of Vector Research Company, Inc., as of October 31, 1995 and 1994, and the related statements of earnings, stockholders' equity, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such financial statements present fairly, in all material respects, the financial position of Vector Research Company, Inc., as of October 31, 1995 and 1994, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.

/s/Deloitte & Touche LLP
---------------------------
December 22, 1995

VECTOR RESEARCH COMPANY, INC.

BALANCE SHEETS
OCTOBER 31, 1995 AND 1994
-------------------------------------------------------------------------------

ASSETS                                                            1995              1994
                                                               ----------       ----------
CURRENT ASSETS:
    Cash and cash equivalents                                  $1,528,172       $1,103,513
    Accounts receivable                                         3,158,364        2,555,837
    Refundable income taxes                                         3,356            1,743
    Prepaid expenses                                              140,898           98,377
                                                               ----------       ----------
                       Total current assets                     4,830,790        3,759,470

PROPERTY AND EQUIPMENT                                            269,393          268,680

OTHER ASSETS                                                       60,027           39,064
                                                               ----------       ----------
TOTAL                                                          $5,160,210       $4,067,214
                                                               ==========       ==========

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
    Accounts payable                                           $  105,226       $  184,751
    Accrued salaries and related payroll taxes                  1,288,021          737,494
    Accrued pension and profit-sharing contributions               78,880           90,409
    Income taxes payable                                              370               --
    Deferred rent                                                 109,641           24,352
    Distributions payable                                         194,032           42,166
                                                               ----------       ----------
                       Total current liabilities                1,776,170        1,079,172

DEFERRED RENT                                                     727,220          836,861
                                                               ----------       ----------
                       Total liabilities                        2,503,390        1,916,033
                                                               ----------       ----------
STOCKHOLDERS' EQUITY:
    Common stock, $1.00 par value - authorized,
        1,000 shares; issued and outstanding, 500 shares              500              500
    Additional paid-in capital                                     21,371           21,371
    Retained earnings                                           2,634,949        2,129,310
                                                               ----------       ----------
                       Total stockholders' equity               2,656,820        2,151,181
                                                               ----------       ----------
TOTAL                                                          $5,160,210       $4,067,214
                                                               ==========       ==========


See notes to financial statements.

VECTOR RESEARCH COMPANY, INC.
PROPRIETARY AND CONFIDENTIAL
STATEMENTS OF EARNINGS
YEARS ENDED OCTOBER 31, 1995 AND 1994
------------------------------------------------------------------------------

                                                     1995               1994

REVENUE:
    Contracts                                    $13,222,342         $10,148,184
    Other                                             72,243              34,618
                                                 -----------         -----------
                                                  13,294,585          10,182,802
                                                 -----------         -----------
COSTS AND EXPENSES:
    Cost of services provided                     10,980,017           8,207,488
    General and administrative                     1,462,632           1,223,738
                                                 -----------         -----------
                                                  12,442,649           9,431,226

EARNINGS BEFORE INCOME TAXES                         851,936             751,576

PROVISION FOR INCOME TAXES                             2,300               1,400
                                                 -----------         -----------
NET EARNINGS                                     $   849,636         $   750,176
                                                 ===========         ===========


See notes to financial statements

VECTOR RESEARCH COMPANY, INC.

 PROPRIETARY
    AND
CONFIDENTIAL

STATEMENTS OF STOCKHOLDERS' EQUITY
YEARS ENDED OCTOBER 31, 1995 AND 1994
------------------------------------------------------------------------------

                                         Common Stock
                                       -----------------
                                       Number                Additional
                                        of                    Paid-In         Retained
                                       Shares     Amount      Capital         Earnings            Total
                                       ------     ------      -------       -----------        -----------

BALANCE, NOVEMBER 1, 1993                500       $500       $21,371       $ 1,726,120        $ 1,747,991

    Net earnings                          --         --            --           750,176            750,176

    Distributions paid and payable        --         --            --          (346,986)          (346,986)
                                         ---       ----       -------       -----------        -----------
BALANCE, OCTOBER 31, 1994                500        500        21,371         2,129,310          2,151,181

    Net earnings                          --         --            --           849,636            849,636

    Distributions paid and payable        --         --            --          (343,997)          (343,997)
                                         ---       ----       -------       -----------        -----------
BALANCE, OCTOBER 31, 1995                500       $500       $21,371       $ 2,634,949        $ 2,656,820
                                         ===       ====       =======       ===========        ===========


See notes to financial statements.

VECTOR RESEARCH COMPANY, INC.

 PROPRIETARY
    AND
CONFIDENTIAL

STATEMENTS OF CASH FLOWS
YEARS ENDED OCTOBER 31, 1995 AND 1994
------------------------------------------------------------------------------

                                                                           1995              1994
                                                                           ----              ----

CASH FLOWS FROM OPERATING ACTIVITIES:
    Net earnings                                                       $   849,636        $   750,176
                                                                       -----------        -----------
    Adjustments to reconcile net earnings to net
        cash provided by operating activities:
        Depreciation                                                       129,002            131,931
    Change in operating assets and liabilities:
        Increase in accounts receivable                                   (602,527)          (473,083)
        Increase in refundable income taxes                                 (1,613)            (1,443)
        (Increase) decrease in prepaid expenses                            (42,521)             9,674
        (Increase) decrease in other assets                                (20,963)            43,257
        (Decrease) increase in accounts payable                            (79,525)            59,121
        Increase in accrued salaries and related payroll taxes             550,527            160,668
        (Decrease) increase in accrued pension and
            profit-sharing contributions                                   (11,529)            16,976
        Increase (decrease) in income taxes payable                            370             (1,587)
        (Decrease) increase in deferred rent                               (24,352)           201,414
                                                                       -----------        -----------
                       Total adjustments                                  (103,131)           146,928
                                                                       -----------        -----------
                       Net cash provided by operating activities           746,505            897,104
                                                                       -----------        -----------
CASH FLOWS USED IN INVESTING ACTIVITIES -
    Capital expenditures                                                  (129,715)           (88,428)
                                                                       -----------        -----------
CASH FLOWS USED IN FINANCING ACTIVITIES -
    Distributions paid                                                    (192,131)          (304,820)
                                                                       -----------        -----------
NET INCREASE IN CASH AND CASH EQUIVALENTS                                  424,659            503,856

CASH AND CASH EQUIVALENTS, BEGINNING OF YEAR                             1,103,513            599,657
                                                                       -----------        -----------
CASH AND CASH EQUIVALENTS, END OF YEAR                                 $ 1,528,172        $ 1,103,513
                                                                       ===========        ===========

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
    Cash paid during the year for:

        Income taxes                                                   $     3,545        $     4,478
                                                                       ===========        ===========


See notes to financial statements.

VECTOR RESEARCH COMPANY, INC.

 PROPRIETARY
    AND
CONFIDENTIAL

NOTES TO FINANCIAL STATEMENTS
YEARS ENDED OCTOBER 31, 1995 AND 1994


1.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

      Revenue Recognition - The Company's services are performed for the U.S. Government under various cost-plus-fixed-fee, time-and-materials, and fixed-price contracts. Revenues are recorded for cost-type and time-and-materials contracts as costs are incurred, plus a proportionate amount of the fee expected to be realized on the contract. Revenues on fixed-price contracts are generally recognized on the basis of percentage-of-completion of costs incurred in relation to total estimated costs. Provisions for estimated losses on uncompleted contracts are recorded in the period such losses are determined.

      Depreciation and Amortization - Property and equipment are recorded at cost. Depreciation and amortization are computed using the straight-line method over the useful life of the related asset.

      Income Taxes - The Company elected S Corporation status effective November 1, 1992. As a result, income tax liabilities are recorded only for certain tax obligations (States of Connecticut and Pennsylvania, City of Philadelphia, and the District of Columbia) in as much as the Federal income tax and the majority of state income tax liabilities are the responsibility of the shareholders. Also, the Company was approved by the Internal Revenue Service to use the cash basis of accounting for income tax purposes effective November 1, 1992.

2.    CASH AND CASH EQUIVALENTS

      The Company has a cash management system with its bank that provides for the investment of excess cash balances in repurchase agreements. The participating bank transfers the Company's excess cash daily to overnight investments that are under the bank's control and redeposits the cash the following day. At October 31, 1995 and 1994, $1,664,711 and $1,188,000,
      respectively, were invested under the cash management system. The Company considers its cash management system investments with initial maturities of less than 90 days to be cash equivalents.

3.    ACCOUNTS RECEIVABLE

      Accounts receivable consist of the following:

                                                                                      1995              1994
                                                                                      ----              ----

Billed                                                                            $ 1,833,090       $ 1,504,280
Unbilled - billable in succeeding month                                               958,820           952,775
Retainages and other                                                                  366,454            98,782
                                                                                  -----------       -----------
                                                                                  $ 3,158,364       $ 2,555,837
                                                                                  ===========       ===========


      Unbilled receivables represent billings in November 1995 and 1994 for services performed in October 1995 and 1994.

                                                                 PROPRIETARY
                                                                    AND
                                                                CONFIDENTIAL

      Contract costs for services provided to the U.S. Government, including indirect expenses, are subject to audit by the Defense Contract Audit Agency (DCAA) and subsequent adjustment by negotiations between the Company and government representatives. Contract revenues are recorded in amounts that are expected to be realized upon final settlement. DCAA has completed its audits through fiscal year 1993. In the opinion of management, adequate provisions have been made for adjustments, if any, that may result from government audits.

4.    PROPERTY AND EQUIPMENT

      Property and equipment consist of the following:

                                                   1995                1994
                                                   ----                ----

Office furniture and equipment                 $ 1,071,899          $ 1,002,127
Leasehold improvements                              31,453               22,953
                                               -----------          -----------
                                                 1,103,352            1,025,080

Less:  Accumulated depreciation
    and amortization                              (833,959)            (756,400)
                                               -----------          -----------
                                               $   269,393          $   268,680
                                               ===========          ===========


5.    PENSION AND PROFIT-SHARING PLANS

      The Company has a defined-contribution pension plan covering substantially all of its employees. The plan is funded by employer contributions at the rate of 7.5 percent of employees' compensation. Pension expense for the years ended October 31, 1995 and 1994, was $424,880 and $313,409, respectively.

      The Company has a profit-sharing plan covering substantially all of its employees. Employer contributions to this plan are determined by the Board of Directors and are based on the profits of the Company for each fiscal year. The Company made no contribution for the year ended October 31, 1995 and contributed $50,000 for the year ended October 31, 1994.

6.    STOCKHOLDER COMMITMENTS

      The Board of Directors consists of two members who are also stockholders of the Company. One of the directors is also President and Treasurer of the Company.

      The Board of Directors has authorized annual cash distributions to the stockholders in an amount equal to sixty percent of the federal taxable income passed through and taxed to the stockholders; amounts due to stockholders are shown as distributions payable.

      The Board of Directors has also authorized an annual bonus to the president in an amount equal to ten percent of the Company's net income, before the effect of income taxes, in excess of $100,000 per annum. For the fiscal years ended October 31, 1995 and 1994, the amount of such bonus was approximately $75,000 and $65,000, respectively.

      The Board of Directors, effective November 1, 1995, has approved an annual fee to be paid to the non-employee board member of $30,000.

                                                                 PROPRIETARY
                                                                    AND
                                                                CONFIDENTIAL

7.    INCOME TAXES

      The provision for income taxes consists of the following (see Note 1):

                                                        1995              1994
                                                        ----              ----

Current                                                $2,300             $1,400

Deferred                                                   --                 --
                                                       ------             ------
Provision for income taxes                             $2,300             $1,400
                                                       ======             ======


8.    LEASE COMMITMENTS

      The Company leases office facilities under long-term operating lease agreements. These leases contain provisions for renewal options and rent escalations to provide for increases in operating costs.

      The Company's lease for its main office facility will expire on December 31, 2001. The lease provides for a rental credit to be applied towards rent or moving expenses, a construction credit, and increasing rental payments ranging from $23.00 to $27.49 per square foot over the life of the lease. The Company began recording rent expense for the lease effective December 15, 1991, using the straight-line method of accounting over the term of the agreement.

      The aggregate future minimum lease payments as of October 31, 1995, for all leases with remaining terms in excess of one year are as follows:

Year Ending
October 31,

1996                                          $  598,413
1997                                             599,993
1998                                             605,138
1999                                             615,921
2000                                             626,920
2001 and years thereafter                        714,565

Total minimum lease payments                  $3,760,950


      Rent expense for all leases for the years ended October 31, 1995 and 1994, was $502,386 and $490,501, respectively.

                                   * * * * * *

                          VECTOR RESEARCH COMPANY, INC.

                                  BALANCE SHEET
                                  JUNE 30, 1996
                                   (UNAUDITED)


            Assets
            Current assets:
                 Cash and cash equivalents                                           $  578,588
                 Contract receivables                                                 3,403,992
                 Notes and other receivables                                             27,022
                 Prepaid expenses                                                       107,038
                                                                                     ----------
                            Total current assets                                      4,116,640
                 Property, buildings and equipment, net                                 311,070

            Other assets:
                 Deposits and other                                                     233,042
                                                                                     ----------
                            Total assets                                             $4,660,752
                                                                                     ==========
            Current liabilities:
                 Accounts payable                                                    $  163,441
                 Accrued expenses                                                     1,104,975
                                                                                     ----------
                            Total current liabilities                                 1,268,416
            Other long-term liabilities                                                 764,306
                                                                                     ----------
                            Total liabilities                                         2,032,722
            Shareholders' equity:                                                    ----------
                 Common stock                                                               500
                 Additional paid-in capital                                              21,371
                 Retained earnings                                                    2,606,159
                                                                                     ----------

                            Total Shareholders' Equity                                2,628,030
                                                                                     ----------
                            Total Liabilities and Shareholders' Equity               $4,660,752
                                                                                     ==========

                          VECTOR RESEARCH COMPANY, INC.

                              STATEMENT OF EARNINGS
                    FOR THE EIGHT MONTHS ENDED JUNE 30, 1996
                                   (UNAUDITED)



Revenue                                                             $ 8,884,385

Costs and expenses                                                    8,460,525
                                                                    -----------
     Operating earnings                                                 423,860

Other expense (income):
     Interest expense                                                     5,977
     Interest income                                                    (33,403)
     Other, net                                                        (103,106)
                                                                    -----------

                                                                       (130,532)
                                                                    -----------

Earnings before income taxes                                            554,392

Income taxes                                                                720
                                                                    -----------
     Net earnings                                                   $   553,672
                                                                    ===========

(b) Pro Forma Financial Information

                  ANALYSIS & TECHNOLOGY, INC. AND SUBSIDIARIES

            UNAUDITED PROFORMA CONSOLIDATED STATEMENTS OF INCOME AND
                       PROFORMA CONSOLIDATED BALANCE SHEET


         The following unaudited proforma consolidated financial statements reflect the acquisition of Vector Research Company, Inc. ("Vector") by Analysis & Technology, Inc. (the "Company," "A&T"), under the purchase method of accounting. The unaudited proforma consolidated statements of income for the year ended March 31, 1996 and for the three month period ended June 30, 1996 reflect the acquisition of Vector as though the Company purchased Vector as of April 1, 1995. The unaudited proforma consolidated balance sheet as of June 30, 1996 reflects the acquisition of Vector as though the Company purchased Vector as of June 30, 1996. Proforma adjustments are described in the accompanying notes.

         The unaudited proforma consolidated statements of income and consolidated balance sheet should be read in conjunction with the A&T Consolidated Financial Statements and related notes included in the 1996 Annual Report to Shareholders. The information relating to Vector was derived from unaudited financial statements which are not included herein. The unaudited proforma consolidated statements of income and consolidated balance sheet are provided for informational purposes only and are not necessarily indicative of the Company's financial position or actual results of operations that would have been reported, nor do they propose to indicate the results of future operations of the Company. In the opinion of management, all adjustments necessary to present fairly such unaudited proforma consolidated statements of income and consolidated balance sheet have been made.

                  ANALYSIS & TECHNOLOGY, INC. AND SUBSIDIARIES

          NOTES TO UNAUDITED PROFORMA CONSOLIDATED FINANCIAL STATEMENTS



1. On July 26, 1996 the Company entered into a Stock Purchase Agreement whereby it acquired all of the stock of Vector Research Company, Inc., ("Vector") of Rockville, Maryland, for approximately $6.0 million in cash plus associated expenses and assumption of tax liabilities. Vector provides engineering and technical services to U.S. Navy customers. Goodwill totaling approximately $3.9 million was recorded in connection with this acquisition.

2. To record the accrual of Federal and State built in gains tax of $275,000, due as a result of the acquisition, and to increase accrued vacation to record the liability at its fair value.

3. To establish a liability for unfavorable lease terms. A portion of the purchase price for Vector was assigned to an operating lease of Vector that requires future rental payments deemed to be at above market rates. The difference between the current market rental rates and the contractual lease amounts was discounted to its present value to estimate the additional liability. The Company has recently entered into negotiations with the landlord to terminate the lease. The actual outcome of the negotiations is not known at this time.

4. To record the amortization of goodwill associated with the purchase of Vector for the period presented. Goodwill will be amortized on a straight line basis over 20 years.

5.
         a. To record interest expense at a rate of 8.5% (the Company's average incremental borrowing rate) related to additional average borrowings of $3,382,822 and $1,716,800 for the year ended March 31, 1996 and for the three month period ended June 30, 1996, respectively, required to finance the acquisition of Vector.

         b. To record a reduction in interest income at a rate of 4.5% to reflect the use of the available average cash balance of $2,757,800 and $4,423,822 for the year ended March 31, 1996 and for the three month period ended June 30, 1996, respectively, for the acquisition of Vector.

6. To record amortization of unfavorable lease liability over the remaining term of the lease, 68 months.

7. To record the income tax effect of proforma adjustments and to record income taxes on the earnings before income taxes of Vector, which was previously accounted for as an S-Corporation and therefore did not have a provision for income taxes. The effective rate used to record these adjustments was 37.46%, which includes the federal statutory tax rate of 34% plus the effect of the state statutory tax rates. In addition, an adjustment has been recorded to reflect the difference in amortization of goodwill on a tax basis (amortized over 15 years) versus a book basis (amortized over 20 years). The effect of this amortization adjustment is a reduction of income tax expense of $25,178 and $6,067 for the year ended March 31, 1996 and for the three month period ended June 30, 1996, respectively.

8.
         a. Cash Equivalents - For financial statement purposes, the Company considers all cash investments with original maturities of three months or less at the time of the purchase to be cash equivalents.

         b. Depreciation and Amortization - Property, buildings, and equipment are stated at cost. Depreciation of buildings and equipment is provided over the estimated useful lives of the respective assets using the straight-line method. Leasehold improvements are amortized over the shorter of the term of the lease or the life of the asset. Equipment acquired in the acquisition of Vector was valued at fair value.

         c. Earnings per Share - Earnings per share have been computed on the basis of the weighted average number of common and common equivalent shares outstanding during the year. Options to purchase common stock have been considered to be common stock equivalents.
              Fully diluted earnings per share is not presented since the dilution is not material.

         d. Use of Estimates - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from reported results using those estimates.

                  ANALYSIS & TECHNOLOGY, INC. AND SUBSIDIARIES

             Unaudited Proforma Consolidated Statements of Earnings
                        for the Year Ended March 31, 1996

                                                                   A&T                Vector               Total
                                                              -------------        ------------        -------------

Revenue from continuing operations                            $ 122,923,875        $ 12,933,805        $ 135,857,680
Costs and expenses                                              116,669,930          12,350,451          129,020,381
                                                              -------------        ------------        -------------
    Operating earnings from continuing operations                 6,253,945             583,354            6,837,299

Other expense (income):
    Interest expense                                                640,660               5,125              645,785
    Interest income                                                (129,105)              5,004             (124,101)
    Equity in income of joint venture                              (345,842)                 --             (345,842)
    Other, net                                                      684,309            (114,708)             569,601
                                                              -------------        ------------        -------------
                                                                    850,022            (104,579)             745,443
                                                              -------------        ------------        -------------
Earnings from continuing operations
     before income taxes                                          5,403,923             687,933            6,091,856

Income taxes on earnings from continuing
     operations                                                   1,815,542               3,000            1,818,542
                                                              -------------        ------------        -------------

         Net earnings from continuing operations              $   3,588,381        $    684,933        $   4,273,314
                                                              -------------        ------------        -------------

Discontinued Operations:
    Loss on disposal of discontinued
    operations, net of income tax benefit                        (1,316,030)                 --           (1,316,030)
    Loss from discontinued operations, net
    of income tax benefit                                          (194,730)                 --             (194,730)
                                                              -------------        ------------        -------------
    Net earnings                                              $   2,077,621        $    684,933        $   2,762,554
                                                              =============        ============        =============

Earnings (loss) per common and common equivalent share:
    Continuing Operations                                     $        1.44        $       0.27        $        1.71
    Discontinued Operations                                           (0.61)                 --                (0.61)
                                                              -------------        ------------        -------------
    Net earnings                                              $        0.83        $       0.27        $        1.10
                                                              =============        ============        =============

Weighted average shares and common
  equivalent shares outstanding                                   2,493,751           2,493,751            2,493,751
                                                              =============        ============        =============



                                                               Adjustments             Proforma
                                                              -----------           -------------

Revenue from continuing operations                            $        --           $ 135,857,680
Costs and expenses                                                (13,147)(6)         129,007,234
                                                              -----------           -------------
    Operating earnings from continuing operations                  13,147               6,850,446

Other expense (income):
    Interest expense                                              287,540 (5a)            933,325
    Interest income                                               124,101 (5b)                 --
    Equity in income of joint venture                                  --                (345,842)
    Other, net                                                    201,647 (4)             771,248
                                                              -----------           -------------
                                                                  613,288               1,358,731
                                                              -----------           -------------
Earnings from continuing operations
     before income taxes                                         (600,141)              5,491,715

Income taxes on earnings from continuing
     operations                                                     7,708 (7)           1,826,250
                                                              -----------           -------------

         Net earnings from continuing operations              $  (607,849)              3,665,465
                                                              -----------           -------------

Discontinued Operations:
    Loss on disposal of discontinued
    operations, net of income tax benefit                              --              (1,316,030)
    Loss from discontinued operations, net
    of income tax benefit                                              --                (194,730)
                                                              -----------           -------------
    Net earnings                                              $  (607,849)          $   2,154,705
                                                              ===========           =============

Earnings (loss) per common and common equivalent share:
    Continuing Operations                                     $     (0.24)          $        1.47
    Discontinued Operations                                            --                   (0.61)
                                                              -----------           -------------
    Net earnings                                              $     (0.24)          $        0.86
                                                              ===========           =============

Weighted average shares and common
  equivalent shares outstanding                                 2,493,751               2,493,751
                                                              ===========           =============

    See Accompanying notes to the Proforma Consolidated Financial Statements

                  ANALYSIS & TECHNOLOGY, INC. AND SUBSIDIARIES

             Unaudited Proforma Consolidated Statements of Earnings
                    for the Three Months Ended June 30, 1996


                                                 A&T               Vector              Total
                                            ------------        -----------        ------------

Revenue                                     $ 32,488,302        $ 3,623,573        $ 36,111,875
Costs and expenses                            30,991,479          3,506,019          34,497,498
                                            ------------        -----------        ------------
    Operating earnings                         1,496,823            117,554           1,614,377

Other expense (income):
    Interest expense                              75,649                850              76,499
    Interest income                              (36,696)           (13,072)            (49,768)
    Equity in income of joint venture            (58,715)                --             (58,715)
    Other, net                                   161,514              9,080             170,594
                                            ------------        -----------        ------------
                                                 141,752             (3,142)            138,610
                                            ------------        -----------        ------------
Earnings
     before income taxes                       1,355,071            120,696           1,475,767

Income taxes                                     562,323                 --             562,323
                                            ------------        -----------        ------------

         Net earnings                       $    792,748        $   120,696        $    913,444
                                            ============        ===========        ============

Earnings (loss) per common and
  common equivalent share                   $       0.33        $      0.05        $       0.38
                                            ============        ===========        ============

Weighted average shares and common
  equivalent shares outstanding                2,421,851          2,421,851           2,421,851
                                            ============        ===========        ============


                                             Adjustments             Proforma
                                            -----------           ------------

Revenue                                     $        --           $ 36,111,875
Costs and expenses                               (3,287)(6)         34,494,211
                                            -----------           ------------
    Operating earnings                            3,287              1,617,664

Other expense (income):
    Interest expense                             36,482 (5a)           112,981
    Interest income                              49,768 (5b)                --
    Equity in income of joint venture                --                (58,715)
    Other, net                                   48,587 (4)            219,181
                                            -----------           ------------
                                                134,837                273,447
                                            -----------           ------------
Earnings
     before income taxes                       (131,550)             1,344,217

Income taxes                                    (10,133)(7)            552,190
                                            -----------           ------------

         Net earnings                       $  (121,417)          $    792,027
                                            ===========           ============

Earnings (loss) per common and
  common equivalent share                   $     (0.05)          $       0.33
                                            ===========           ============

Weighted average shares and common
  equivalent shares outstanding               2,421,851              2,421,851
                                            ===========           ============

    See Accompanying notes to the Proforma Consolidated Financial Statements

                  ANALYSIS & TECHNOLOGY, INC. AND SUBSIDIARIES
                 Unaudited Proforma Consolidated Balance Sheets
                                  June 30, 1996

                       Assets                                A&T             Vector             Total
                                                        -----------       -----------       -----------
 Current assets:
    Cash and cash equivalents                           $ 2,321,829       $   578,588       $ 2,900,417
    Contract receivables                                 23,208,253         3,403,992        26,612,245
    Notes and other receivables                           1,114,982            27,022         1,142,004
    Prepaid expenses                                      1,311,656           107,038         1,418,694
                                                        -----------       -----------       -----------

         Total current assets                            27,956,720         4,116,640        32,073,360
                                                        -----------       -----------       -----------
Property, building, and equipment, net                   14,163,842           311,070        14,474,912
Other assets:
    Goodwill, net of accumulated amortization             6,442,793                --         6,442,793
    Product development costs, net of
      accumulated amortization                              362,715                --           362,715
    Deferred Compensation Plan investments                2,870,844                --         2,870,844
    Investment in joint venture                           1,359,819                --         1,359,819
    Deposits and other                                      209,654           233,042           442,696
                                                        -----------       -----------       -----------
                                                         11,245,825           233,042        11,478,867
                                                        -----------       -----------       -----------
         Total Assets                                   $53,366,387       $ 4,660,752       $58,027,139
                                                        ===========       ===========       ===========
Liabilities and Shareholders' Equity
Current liabilities:
    Current installments of long-term debt              $   186,319       $        --       $   186,319
    Accounts payable                                      1,243,254           163,441         1,406,695
    Accrued expenses                                      6,197,023         1,104,975         7,301,998
    Deferred income taxes                                 1,075,161                --         1,075,161
                                                        -----------       -----------       -----------
         Total Current Liabilities                        8,701,757         1,268,416         9,970,173
Long-term debt, excluding current installments            2,836,077                --         2,836,077
Deferred income taxes                                        85,009                --            85,009
Other long-term liabilites                                2,942,049           764,306         3,706,355
                                                        -----------       -----------       -----------
         Total Liabilities                               14,564,892         2,032,722        16,597,614
                                                        -----------       -----------       -----------
Shareholders' equity:
    Common stock, $.125 stated value.  Authorized
    7,500,000 shares; issued and outstanding
    2,341,615 shares as of June 30, 1996 and
    2,440,303 shares as of March 31, 1996                   292,702               500           293,202
    Additional paid-in capital                            8,705,905            21,371         8,727,276
    Retained earnings                                    29,802,888         2,606,159        32,409,047
                                                        -----------       -----------       -----------
         Total Shareholders' Equity                      38,801,495         2,628,030        41,429,525
                                                        -----------       -----------       -----------
         Total Liabilities and Shareholders'
                  Equity                                $53,366,387       $ 4,660,752       $58,027,139
                                                        ===========       ===========       ===========


                       Assets                            Adjustments               Proforma
                                                        ------------            -----------
 Current assets:
    Cash and cash equivalents                           $ (2,900,417)(1)        $        --
    Contract receivables                                          --             26,612,245
    Notes and other receivables                                   --              1,142,004
    Prepaid expenses                                              --              1,418,694
                                                        ------------            -----------


         Total current assets                             (2,900,417)            29,172,943
                                                        ------------            -----------
Property, building, and equipment, net                        (7,000)(8b)        14,467,912
Other assets:
    Goodwill, net of accumulated amortization              3,886,965 (1)         10,329,758
    Product development costs, net of
      accumulated amortization                                    --                362,715
    Deferred Compensation Plan investments                        --              2,870,844
    Investment in joint venture                                   --              1,359,819
    Deposits and other                                            --                442,696
                                                        ------------            -----------
                                                           3,886,965             15,365,832
                                                        ------------            -----------
         Total Assets                                   $    979,548            $59,006,687
                                                        ============            ===========
Liabilities and Shareholders' Equity
Current liabilities:
    Current installments of long-term debt              $         --            $   186,319
    Accounts payable                                              --              1,406,695
    Accrued expenses                                         292,875 (2)          7,594,873
    Deferred income taxes                                         --              1,075,161
                                                        ------------            -----------
         Total Current Liabilities                           292,875             10,263,048
Long-term debt, excluding current installments             3,240,205 (1)          6,076,282
Deferred income taxes                                             --                 85,009
Other long-term liabilites                                    74,498 (3)          3,780,853
                                                        ------------            -----------
         Total Liabilities                                 3,607,578             20,205,192
                                                        ------------            -----------
Shareholders' equity:
    Common stock, $.125 stated value.  Authorized
    7,500,000 shares; issued and outstanding
    2,341,615 shares as of June 30, 1996 and
    2,440,303 shares as of March 31, 1996                       (500)(1)            292,702
    Additional paid-in capital                               (21,371)(1)          8,705,905
    Retained earnings                                     (2,606,159)(1)         29,802,888
                                                        ------------            -----------
         Total Shareholders' Equity                       (2,628,030)            38,801,495
                                                        ------------            -----------
         Total Liabilities and Shareholders'
                  Equity                                $    979,548            $59,006,687
                                                        ============            ===========

   See accompanying notes to the Proforma Consolidated Financial Statements.